EXHIBIT 10.31

AMENDMENT TO COLLABORATION AGREEMENT

This Amendment to the Collaboration Agreement (the “Amendment”), dated as of December 15, 2002 (the “Effective Date”), is between Sunesis Pharmaceuticals, Inc., having a principal place of business at 341 Oyster Point Boulevard, South San Francisco, CA 94080 (“Sunesis”), a Delaware Corporation, and Johnson & Johnson Pharmaceutical Research & Development, L.L.C., a limited liability company, having a principal place of business at 920 U.S. Route 202, Raritan, NJ 08869 (“JJPRD”). Sunesis and JJPRD may be referred to individually herein as a “Party” or together as the Parties and all references to “Sunesis” and “JJPRD” shall include their respective Affiliates, unless otherwise indicated.

RECITALS

WHEREAS, Sunesis and JJPRD entered into a Collaboration Agreement dated May 3, 2002 (the “Agreement”); and

WHEREAS, Sunesis and JJPRD desire to make modifications to the Agreement for the purpose of providing additional funding by JJPRD to Sunesis to support the Research Program under the Agreement as specified in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Sunesis and JJPRD hereby agree as follows:

1.                                       Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.                                       Sunesis agrees to dedicate, and JJPRD agrees to fund, [*] ([*]) additional chemistry FTEs to the Research Program for the period January 1,2003 to December 31, 2003 at the rate of $[*] per additional medicinal chemistry FTE. Such [*] additional medicinal chemistry FTEs shall be over and above the number of FTEs specified in Section 5.1.1 of the Agreement.

3.                                       In consideration of the [*] additional chemistry FTEs Sunesis agrees to dedicate to the Research Program pursuant to Paragraph 2 of this Amendment, JJPRD shall pay to Sunesis [*] dollars ($[*]) for support of said FTEs, which amount shall be due on the Effective Date of this Amendment and payable in full at any time prior to thirty (30) days after the Effective Date of this Amendment.

4.                                       Except to the extent modified or amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as a sealed instrument effective as of the date first above written.

SUNESIS PHARMACEUTICALS, INC.

By:

Name:

Title:

By:

Name:

Title:

JOHNSON & JOHNSON PHARMACEUTICAL

RESEARCH & DEVELOPMENT, L.L.C.

By:

Name:

Title: